Exhibit 7.1

UNDERWRITERS LABORATORY CERTIFICATIONS

Panox Petroleum Products Inc. – ULC Certification - http://database.ul.com/cgi-bin/XYV/template/LISCANADA/1FRAME/showpage.html?name=EGHXC.MH26987&ccnshorttitle=Underground+Tanks&objid=1076745657&cfgid=1073741824&version=versionless&parent_id=1076422051&sequence=1

Panox Petroleum Products Inc. – UL Certification -  http://database.ul.com/cgi-bin/XYV/template/LISEXT/1FRAME/showpage.html?name=EGHX.MH26987&ccnshorttitle=Underground+Flammable+Liquid+Tanks&objid=1076001502&cfgid=1073741824&version=versionless&parent_id=1073986092&sequence=1

Beluga Composites Inc – UL Certification – Philippines - http://database.ul.com/cgi-bin/XYV/template/LISEXT/1FRAME/showpage.html?name=EGHX.MH10115&ccnshorttitle=Underground+Flammable+Liquid+Tanks&objid=1077641696&cfgid=1073741824&version=versionless&parent_id=1073986092&sequence=1

Beluga Tanks India Private Ltd. – UL Certification – India - http://database.ul.com/cgi-bin/XYV/template/LISEXT/1FRAME/showpage.html?name=EGHX.MH10115&ccnshorttitle=Underground+Flammable+Liquid+Tanks&objid=1077641696&cfgid=1073741824&version=versionless&parent_id=1073986092&sequence=1